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                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that the undersigned do hereby constitute and appoint DOUGLAS J. LEECH, JR. (whose address is 3957 Eastlake Drive, Morgantown, West Virginia 26508) and KEVIN D. LEMLEY (whose address is RD2, Box 192A, Waynesburg, Pennsylvania 15370) and each of them severally, the true and lawful agents and attorneys-in-fact (the "Agents" and, severally, an "Agent") of the undersigned with full power to act, upon the terms and conditions herein set forth, for and in the name, place and stead of the undersigned in any way which the undersigned could do, if the undersigned were personally present, to execute in their name, place and stead (in any such capacity), all applications, certificates, letters, registration statements, amendments to registration statements or other documents addressed to or filed with the Securities and Exchange Commission which may be required in connection with the registration under the Securities Act of 1933, as amended, of the common stock of Centra Financial Holdings, Inc., which may be issued to shareholders of Centra Bank, Inc., under the Agreement and Plan of Merger dated as of October 26, 1999, by and between Centra Financial Holdings, Inc., and Centra Bank, Inc., and to file the same with the Securities and Exchange Commission and other appropriate agencies or departments, each of said attorneys and agents to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of the undersigned directors every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned may or could do in person.

                  Dated this 16th day of December, 1999.

                  WITNESS the following signatures and seals:


/s/ Douglas J. Leech, Jr.                   /s/ Parry G. Petroplus
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Douglas J. Leech, Jr.                       Parry G. Petroplus


/s/ Kevin D. Lemley                         /s/ Milan Puskar
--------------------------------            --------------------------------
Kevin D. Lemley                             Milan Puskar


/s/ Arthur Gabriel                          /s/ Bernard G. Westfall
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Arthur Gabriel                              Bernard G. Westfall